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                                                                   EXHIBIT 12.01


                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)


                                                     1998       1997       1996        1995      1994
Earnings from continuing
  operations before provision
  for income taxes                                 $     360  $     446  $     607  $     899  $     550
Add:
    Interest expense                                      96         87         67         79         87
    Rental expense (1)                                    28         27         22         16          7
    Amortization of
      capitalized interest                                16         16         14         13         15
                                                   ---------  ---------  ---------  ---------  ---------
Earnings as adjusted                               $     500  $     576  $     710  $   1,007  $     659
                                                   =========  =========  =========  =========  =========

Fixed charges:
    Interest expense                               $      96  $      87  $      67  $      79  $      87
    Rental expense (1)                                    28         27         22         16          7
    Capitalized interest                                  31         41         28          9         11
                                                   ---------  ---------  ---------  ---------  ---------
Total fixed charges                                $     155  $     155  $     117  $     104  $     105
                                                   =========  =========  =========  =========  =========

Ratio of earnings to fixed charges                      3.2x       3.7x       6.1x       9.7x       6.3x
                                                   =========  =========  =========  =========  =========

---------------------------

 (1) For all periods presented, the interest component of rental expense is estimated to equal one-third of such expense.


























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